UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 21, 2003

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 LESHER PLACE

LANSING, MICHIGAN 48912

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: 517-372-9200

NOT APPLICABLE

(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 21, 2003, Neogen Corporation (together with its subsidiaries, the “Company”) purchased 100% of the common stock of HACCO, Inc. and of Hess & Clark, Inc. from United Agri Products, Inc. (“UAP”), a then wholly owned subsidiary of ConAgra, Inc. HACCO has principal offices in Randolph Wisconsin and is a producer of rodenticide products. The Hess & Clark acquisition was principally a product line acquisition in which the Company acquired lines of disinfectants and antiseptics. There is no relationship between ConAgra or UAP and the Company.

The consideration for the sale, which was determined through arms length negotiations and subject to certain additional post closing adjustments, was $10.0 million in cash, plus the assumption of $1.0 million of liabilities, after initial post closing adjustments and exclusive of accruals for transaction costs. The source of the cash consideration was available cash balances and borrowings under the Company’s credit facility.

Neogen intends to continue to operate the HACCO business at its current location. The product lines of the Hess & Clark business will be produced in the HACCO facility in Randolph Wisconsin and the existing Neogen facility in Lexington Kentucky.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) (1) and (b) (1) Financial statements of the businesses acquired and any pro forma financial statements of the businesses acquired are expected to be filed within 60 days of December 5, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION (Registrant)

Date: December 5, 2003	By:	/s/ Richard R. Current

Richard R. Current Vice President & CFO